UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2016

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2016, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), approved performance-based bonus opportunities for the Company's senior management group (the "Program") under the Company's 2006 Omnibus Incentive Plan, as amended (the "Plan").  As set forth in the Plan, the Committee may choose from a range of defined performance measures.

Under the Program, and consistent with the objectives of the Plan, certain employees, including the Company's named executive officers, may receive bonuses upon satisfaction of fiscal 2016 consolidated earnings per share targets (and, for Sam Hough and Jim Brower, the satisfaction of fiscal 2016 operating income and operating ratio targets established for the Company's subsidiaries, Covenant Transport, Inc. ("CTI") and Star Transportation, Inc. ("Star"), respectively) (collectively, the "Performance Targets").  Each applicable Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's 2016 year-end annualized salary to determine the employee's bonus.  Pursuant to the Program, in 2016 the Company's named executive officers are eligible to receive performance bonuses as follows: (i) David Parker may receive between 32.5% and 130.0% of his 2016 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (ii) Joey Hogan may receive between 30% and 120.0% of his 2016 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iii) Richard Cribbs may receive between 25.0% and 100.0% of his 2016 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iv) Sam Hough may receive between 7.5% and 30.0% of his 2016 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, and between 17.5% and 70.0% of his 2016 year-end annualized salary depending on the Performance Targets achieved for CTI, if any, and (v) Jim Brower may receive between 7.5% and 30.0% of his 2016 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, and between 17.5% and 70.0% of his 2016 year-end annualized salary depending on the Performance Targets achieved for Star, if any.  The performance bonuses based upon consolidated Performance Targets are subject to a 10.0% upward or downward adjustment depending upon year-over-year net income margin percent improvement/decline of the Company compared to five peer companies.

On February 15, 2016, the Board promoted certain named executive officers. The new titles of the named executive officers are presented below.

Named Executive Officer	Title
David R. Parker	Chairman of the Board and Chief Executive Officer
Joey B. Hogan	President
Richard B. Cribbs	Executive Vice President and Chief Financial Officer
Samuel F. Hough	Executive Vice President and Chief Operating Officer of CTI
James "Jim" F. Brower	Executive Vice President and Chief Operating Officer of Star

Additional information concerning the named executive officers, including each named executive officer's biographical information, is available in the Company's Proxy Statement on file with the Securities and Exchange Commission. The Committee did not make any changes to any named executive officer's compensation in connection with the promotions, other than the Program described above. A copy of the press release announcing the promotions is attached to this report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	99	Covenant Transportation Group, Inc. press release announcing the promotion of certain named executive officers

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: February 18, 2016	By:	/s/ Richard B. Cribbs
Richard B. Cribbs Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Covenant Transportation Group, Inc. press release announcing the promotion of certain named executive officers